October 18, 2005	FOR IMMEDIATE RELEASE
CONTACT: Kelly Polonus, Great Southern, 1.417.895.5242 kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. Reports Quarterly Earnings of $.51 Per Share

Third Quarter 2005 Financial Highlights:

  Earnings per diluted share equal to prior year quarter and 2% over quarter ended June 30, 2005
  Net interest income rose 2% over prior year quarter and 3% over quarter ended June 30, 2005
  Non-interest income increased 18% over prior year quarter and 7% over quarter ended June 30, 2005
  Loans increased 3% from June 30, 2005, and have increased 11% from December 31, 2004

Springfield, Mo. -- Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, today reported preliminary earnings for the quarter ended September 30, 2005, were $.51 per diluted share ($7,147,000). The earnings of $.51 per diluted share represent a 2% increase over the $.50 per diluted share ($6,940,000) the Company earned in the quarter ended June 30, 2005, and were equal to the $.51 per diluted share ($7,169,000) the Company earned during the same quarter in the prior year.

For the nine months ended September 30, 2005, preliminary earnings were $1.48 per diluted share ($20,564,000) up 3% from the $1.44 per diluted share ($20,052,000) the Company earned during the same period in the prior year.

Great Southern President and CEO Joseph W. Turner said, "Great Southern's third quarter 2005 reported earnings of $.51 per diluted share were equal to the earnings per diluted share reported in the prior year quarter. This $.51 equals the Company's historic high quarterly EPS mark set in the third quarter of 2004. We continue to experience strong loan growth (up $46 million during the third quarter of this year and up $156 million year to date), which came from our customer base in the southwest and central Missouri market region, as well as our loan production offices in the Kansas City, St. Louis and Northwest Arkansas regions. We experienced non-interest income growth in commissions from our travel, insurance and investment divisions (up 10% in the third quarter) and in service charges and ATM fees (up 4% in the third quarter) from the same quarter a year ago."

For the three months ended September 30, 2005, annualized return on average equity was 18.69% and annualized return on average assets was 1.41%. For the nine months ended September 30, 2005, annualized return on average equity was 18.54% and annualized return on average assets was 1.40%.

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Stockholders' equity at September 30, 2005, was $152.8 million (7.5% of total assets), equivalent to a book value of $11.13 per share.

NET INTEREST INCOME

Net interest income for the third quarter of 2005 increased 2% to $16,014,000 compared to $15,639,000 for the third quarter of 2004. Net interest income increased 3% in the third quarter of 2005 compared to the second quarter of 2005. Net interest margin was 3.33% in the quarter ended September 30, 2005, compared to 3.76% in the same period in 2004, a decrease of 43 basis points. The Company's net interest margin for the third quarter of 2005 decreased by 4 basis points from the Company's net interest margin of 3.37% in the quarter ended June 30, 2005.

Turner commented, "As we discussed in previous filings, the current interest rate environment continues to pose challenges as we experienced some net interest margin compression in the first half of 2005 with a smaller amount of compression in this latest quarter. While it appears that the Federal Reserve Board may end its string of interest rate increases sometime in the next six to nine months, it is still unknown exactly how much more short term interest rates will rise and the effects of this and other economic factors on intermediate and long term rates. To the extent that loan growth continues over the remainder of the year, we expect continued moderate growth in net interest income, which is what we experienced in this quarter."

NON-INTEREST INCOME

Non-interest income for the third quarter of 2005 was $6,861,000 compared with $5,807,000 for the third quarter 2004, an 18% increase. Third quarter 2005 income from commissions from the Company's travel, insurance and investment divisions increased $184,000, or 10%, compared to the same period in 2004. Service charges on deposit accounts and ATM fees increased $138,000, or 4%, compared to the same period in 2004. In addition, the sales of fixed rate mortgage loans and student loans produced gains of $319,000 in the quarter ended September 30, 2005, versus gains of $203,000 in the quarter ended September 30, 2004. Also in the quarter ended September 30, 2005, the Company experienced an increase in prepayment penalties on loans of $530,000 compared to the same period in 2004. This was primarily the result of the early repayment of two groups of loans with total penalties of $500,000.

NON-INTEREST EXPENSE

Non-interest expense for the third quarter 2005 was $11,390,000 compared with $9,692,000 for the third quarter of 2004. Non-interest expense increased $620,000 when comparing third quarter 2005 to second quarter 2005 expenses of $10,770,000. The Company's efficiency ratio for the quarter ended September 30, 2005, was 49.41% compared to 44.53% in the same quarter in 2004. During the quarter ended September 30, 2005, Great Southern completed the acquisitions of three bank branches and a travel company. Expenses related to the acquisition of the bank branches and the travel company increased third quarter 2005 expenses by $235,000. In addition, third quarter 2005 expenses increased $170,000 related to the ongoing operations of these branches and travel office.

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In addition to the non-interest expense items previously discussed, the Company's increase in non-interest expense in the third quarter of 2005 compared to the same period in 2004 related to continued growth and expansion in personnel and facilities and increased benefit costs. From September 30, 2004, to September 30, 2005, Great Southern opened a new branch, replaced an existing branch, expanded the loan production offices in Overland Park, Kan., and Rogers, Ark., opened a new loan production office in St. Louis, and added lending and lending support personnel in the Springfield market. Like most other employers, the cost of health insurance premiums and retirement plans for the Company continues to rise and added $230,000 in expenses in the third quarter of 2005 compared to the same quarter in 2004.

ASSET QUALITY

As a result of continued growth in the loan portfolio, changes in economic and market conditions that occur from time to time, and other factors specific to a borrower's circumstances, the level of non-performing assets will fluctuate. Non-performing assets at September 30, 2005, were $15.7 million, up $9.2 million from December 31, 2004, and up $1.2 million from June 30, 2005. Non-performings as a percentage of total assets were .77% at September 30, 2005. Compared to December 31, 2004, non-performing loans increased $9.2 million to $13.7 million while foreclosed assets remained constant at $2.0 million. Commercial real estate and business loans comprised $12.1 million, or 88%, of the total $13.7 million of non-performing loans at September 30, 2005. The increase in non-performing loans during the quarter ended September 30, 2005, was primarily due to the addition of one $2.0 million loan relationship to the non-performing category and the removal of two loans totaling $621,000 from a previously identified non-performing relationship. The increases in non-performing loans in the first six months of fiscal 2005 were discussed in the March 31, 2005, and June 30, 2005, Quarterly Reports on Form 10-Q.

The $2.0 million loan relationship was placed in the Non-performing Loans category during the quarter ended September 30, 2005. This relationship is secured by commercial real estate of an automobile dealership and additional real estate collateral. During the quarter ended September 30, 2005, the loan relationship balance was reduced $675,000, to $2.0 million, through a charge-off against the allowance for loan losses.

Seven significant loan relationships were previously included in Non-performing Loans and remain there at September 30, 2005. These relationships were described more fully in previous Quarterly Reports on Form 10-Q and the December 31, 2004, Annual Report on Form 10-K. At September 30, 2005, these significant relationships accounted for $10.4 million of the non-performing total.

The common stock of Great Southern Bancorp, Inc., is quoted on the Nasdaq National Market System under the symbol "GSBC". The last sale price of GSBC stock in the quarter ended September 30, 2005, was $29.92.

Great Southern offers a broad range of banking, investment, insurance and travel services to customers and clients. Headquartered in Springfield, Mo., Great Southern operates 34 branches and more than 150 ATMs throughout southwest and central Missouri. The Company also serves lending needs through loan production offices in Overland Park, Kan., Rogers, Ark., and St. Louis, Mo.

www.greatsouthernbank.com

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When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in Great Southern Bancorp's ("Company") market area, changes in policies by regulatory agencies, fluctuations in interest rates, the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Company's ability to access cost-effective funding, demand for loans and deposits in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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The following tables set forth certain selected consolidated financial information of the Company at and for the periods indicated. Financial data for all periods is unaudited. In the opinion of management, all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation of the results for and at such unaudited periods have been included. The results of operations and other data for the three and nine months ended September 30, 2005 and 2004 are not necessarily indicative of the results of operations which may be expected for any future period.

Selected Financial Condition Data:	September 30, 2005	December 31, 2004
	(Dollars in thousands)
Total assets	$2,028,446	$1,845,679
Loans receivable, gross	1,514,054	1,357,997
Allowance for loan losses	24,045	23,489
Foreclosed assets, net	1,970	2,035
Available-for-sale securities, at fair value	372,087	355,104
Held-to-maturity securities, at amortized cost	1,510	1,545
Deposits	1,511,712	1,294,838
Total borrowings	344,637	401,625
Stockholders' equity	152,780	139,187
Non-performing assets	15,693	6,514

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2005	2004	2005	2004	2005
Selected Operating Data:	(Dollars in thousands)
Interest income	$29,924	$22,496	$82,463	$62,869	$27,538
Interest expense	13,910	6,857	35,794	18,258	12,014
Net interest income	16,014	15,639	46,669	44,611	15,524
Provision for loan losses	975	1,200	2,850	3,600	975
Non-interest income	6,861	5,807	19,145	17,371	6,426
Non-interest expense	11,390	9,692	32,723	28,600	10,770
Provision for income taxes	3,363	3,385	9,677	9,730	3,265
Net income	$7,147	$7,169	$20,564	$20,052	$6,940

Per Common Share:
Net income (fully diluted)	$.51	$.51	$1.48	$1.44	$.50
Book value	$11.13	$9.87	$11.13	$9.87	$10.85
Earnings Performance Ratios:
Annualized return on average assets	1.41%	1.63%	1.40%	1.61%	1.41%
Annualized return on average stockholders' equity	18.69%	21.72%	18.54%	20.94%	18.84%
Net interest margin	3.33%	3.76%	3.38%	3.81%	3.37%
Average interest rate spread	2.95%	3.55%	3.05%	3.61%	3.05%
Adjusted efficiency ratio (excl. foreclosed assets)	49.41%	44.53%	49.21%	45.50%	48.62%
Non-interest expense to average total assets	2.23%	2.17%	2.20%	2.26%	2.17%
Asset Quality Ratios:
Allowance for loan losses to period-end loans	1.59%	1.71%	1.59%	1.71%	1.66%
Non-performing assets to period-end assets	.77%	.46%	.77%	.46%	.72%
Non-performing loans to period-end loans	.91%	.45%	.91%	.45%	.83%
Annualized net charge-offs to average loans	.34%	.18%	.21%	.20%	.19%

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GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except number of shares)

	September 30,	December 31,	June 30,
	2005	2004	2005
	(Unaudited)		(Unaudited)
ASSETS
Cash	$ 96,306	$ 91,847	$ 97,509
Interest-bearing deposits in other financial institutions	1,054	1,364	1,070
Cash and cash equivalents	97,360	93,211	98,579
Available-for-sale securities	372,087	355,104	392,976
Held-to-maturity securities	1,510	1,545	1,510
Mortgage loans held for sale	1,918	671	2,000
Loans receivable, net of allowance for loan losses of $24,045 - September 2005; $23,489 - December 2004	1,488,091	1,333,837	1,442,140
Interest receivable	10,176	8,056	9,344
Prepaid expenses and other assets	8,787	7,889	7,587
Foreclosed assets held for sale, net	1,970	2,035	2,263
Premises and equipment, net	27,187	23,353	24,055
Investment in Federal Home Loan Bank stock	11,228	14,438	12,516
Refundable income tax	7	504	3,709
Deferred income taxes	8,125	5,036	6,818
Total Assets	$ 2,028,446	$ 1,845,679	$ 2,003,497
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 1,511,712	$ 1,294,838	$ 1,445,194
Federal Home Loan Bank advances	168,765	231,486	203,836
Short-term borrowings	157,800	151,591	175,154
Subordinated debentures issued to capital trust	18,072	18,548	18,281
Accrued interest payable	3,683	2,195	3,147
Advances from borrowers for taxes and insurance	1,100	272	842
Accounts payable and accrued expenses	14,534	7,562	8,443
Total Liabilities	1,875,666	1,706,492	1,854,897
Stockholders' Equity:
Capital stock Serial preferred stock, $.01 par value; authorized 1,000,000 shares; none issued	--	--	--
Common stock, $.01 par value; authorized 20,000,000 shares; issued and outstanding September 2005 - 13,725,839 shares; December 2004 - 13,698,508 shares	137	137	137
Additional paid-in capital	17,741	17,816	17,778
Retained earnings	137,380	122,120	131,733
Accumulated other comprehensive income:
Unrealized loss on available-for-sale securities, net of income taxes	(2,478)	(886)	(1,048)
Total Stockholders' Equity	152,780	139,187	148,600
Total Liabilities and Stockholders' Equity	$ 2,028,446	$ 1,845,679	$ 2,003,497
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GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED		THREE MONTHS ENDED
	September 30,		September 30,		June 30,
	2005	2004	2005	2004	2005
	(Unaudited)		(Unaudited)		(Unaudited)
INTEREST INCOME
Loans	$ 25,944	$ 18,962	$ 70,125	$ 53,691	$ 23,236
Investment securities and other	3,980	3,534	12,338	9,178	4,302
TOTAL INTEREST INCOME	29,924	22,496	82,463	62,869	27,538
INTEREST EXPENSE
Deposits	10,350	4,601	25,674	12,740	8,500
Federal Home Loan Bank advances	1,957	1,659	5,812	4,157	2,100
Short-term borrowings	1,348	426	3,609	891	1,179
Subordinated debentures issued to capital trust	255	171	699	470	235
TOTAL INTEREST EXPENSE	13,910	6,857	35,794	18,258	12,014
NET INTEREST INCOME	16,014	15,639	46,669	44,611	15,524
PROVISION FOR LOAN LOSSES	975	1,200	2,850	3,600	975
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	15,039	14,439	43,819	41,011	14,549
NON-INTEREST INCOME
Commissions	2,050	1,866	6,610	5,853	2,315
Service charges and ATM fees	3,485	3,347	9,900	9,521	3,424
Net realized gains on sales of loans	319	203	758	788	263
Net realized gains (losses) on sales of available-for-sale securities	89	(363)	66	(371)	(3)
Net gain (loss) on sales of fixed assets	(16)	408	(25)	425	2
Other income	934	346	1,836	1,155	425
TOTAL NON-INTEREST INCOME	6,861	5,807	19,145	17,371	6,426
NON-INTEREST EXPENSE
Salaries and employee benefits	6,517	5,398	18,872	15,843	6,206
Net occupancy and equipment expense	1,911	1,777	5,377	5,198	1,823
Postage	504	451	1,447	1,326	485
Insurance	220	192	663	551	219
Advertising	232	166	782	574	293
Office supplies and printing	240	218	675	617	225
Telephone	260	234	783	674	259
Legal, audit and other professional fees	348	343	1,026	1,099	344
Expense on foreclosed assets	88	143	336	401	99
Other operating expenses	1,070	770	2,762	2,317	817
TOTAL NONINTEREST EXPENSE	11,390	9,692	32,723	28,600	10,770
INCOME BEFORE INCOME TAXES	10,510	10,554	30,241	29,782	10,205
PROVISION FOR INCOME TAXES	3,363	3,385	9,677	9,730	3,265
NET INCOME	$ 7,147	$ 7,169	$ 20,564	$ 20,052	$ 6,940
BASIC EARNINGS PER COMMON SHARE	$.52	$.52	$1.50	$1.46	$.51
DILUTED EARNINGS PER COMMON SHARE	$.51	$.51	$1.48	$1.44	$.50
DIVIDENDS DECLARED PER COMMON SHARE	$.13	$.11	$.38	$.32	$.13
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Average Balances, Interest Rates and Yields

         The following table presents, for the periods indicated, the total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Average balances of loans receivable include the average balances of non-accrual loans for each period. Interest income on loans includes interest received on non-accrual loans on a cash basis. Interest income on loans includes the amortization of net loan fees, which were deferred in accordance with accounting standards. Fees included in interest income were $582,000 and $342,000 for the three months ended September 30, 2005 and 2004, respectively. Tax-exempt income was not calculated on a tax equivalent basis. The table does not reflect any effect of income taxes.

	Three Months Ended September 30, 2005			Three Months Ended September 30, 2004

	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

	(Dollars in thousands)
Interest-earning assets:
Loans receivable:
One- to four-family residential	$177,936	$2,708	6.04%	$162,735	$2,104	5.14%
Other residential	124,657	2,330	7.41	113,519	1,877	6.58
Commercial real estate	489,145	8,545	6.93	474,752	6,632	5.56
Construction	404,133	7,232	6.96	263,218	3,988	5.68
Commercial business	108,886	1,911	7.10	103,194	1,475	6.03
Other loans	141,802	2,382	6.66	127,699	2,152	6.70
Industrial revenue bonds	54,880	836	6.05	47,784	734	6.11
Total loans receivable	1,501,439	25,944	6.86	1,292,901	18,962	5.83
Investment securities and other interest-earning assets	405,547	3,980	3.89	362,975	3,534	3.87
Total interest-earning assets	1,906,986	29,924	6.23	1,655,876	22,496	5.40
Non-interest-earning assets:
Cash and cash equivalents	93,629			81,964
Other non-earning assets	28,510			22,799
Total assets	$2,029,125			$1,760,639
Interest-bearing liabilities:
Interest-bearing demand and savings	$377,261	2,136	2.25	$385,483	1,191	1.23
Time deposits	940,597	8,214	3.46	705,643	3,410	1.92
Total deposits	1,317,858	10,350	3.12	1,091,126	4,601	1.68
Short-term borrowings	156,883	1,348	3.41	107,675	426	1.57
Subordinated debentures issued to capital trust	18,256	255	5.54	18,773	171	3.62
FHLB advances	188,883	1,957	4.11	256,235	1,659	2.58
Total interest-bearing liabilities	1,681,880	13,910	3.28	1,473,809	6,857	1.85
Non-interest-bearing liabilities:
Demand deposits	182,005			145,317
Other liabilities	12,321			9,467
Total liabilities	1,876,206			1,628,593
Stockholders' equity	152,919			132,046
Total liabilities and stockholders' equity	$2,029,125			$1,760,639
Net interest income:
Interest rate spread		$16,014	2.95%		$15,639	3.55%
Net interest margin*			3.33%			3.76%
Average interest-earning assets to average interest-bearing liabilities	113.4%			112.4%

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*Defined as the Company's net interest income divided by total interest-earning assets.

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Average Balances, Interest Rates and Yields

         The following table presents, for the periods indicated, the total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Average balances of loans receivable include the average balances of non-accrual loans for each period. Interest income on loans includes interest received on non-accrual loans on a cash basis. Interest income on loans includes the amortization of net loan fees, which were deferred in accordance with accounting standards. Fees included in interest income were $1.5 million and $1.0 million for the nine months ended September 30, 2005 and 2004, respectively. Tax-exempt income was not calculated on a tax equivalent basis. The table does not reflect any effect of income taxes.

	Nine Months Ended September 30, 2005			Nine Months Ended September 30, 2004

	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

	(Dollars in thousands)
Interest-earning assets:
Loans receivable:
One- to four-family residential	$178,234	$7,571	5.68%	$159,302	$6,106	5.12%
Other residential	120,754	6,395	7.08	112,613	5,476	6.50
Commercial real estate	472,107	23,347	6.61	460,713	18,958	5.50
Construction	368,540	18,378	6.67	232,742	10,468	5.60
Commercial business	104,469	5,215	6.67	95,529	4,002	6.01
Other loans	136,117	6,830	6.71	124,637	6,366	6.82
Industrial revenue bonds	51,561	2,389	6.19	48,087	2,315	6.43
Total loans receivable	1,431,782	70,125	6.55	1,233,623	53,691	5.81
Investment securities and other interest-earning assets	412,775	12,338	4.00	331,559	9,178	3.70
Total interest-earning assets	1,844,557	82,463	5.98	1,565,182	62,869	5.36
Non-interest-earning assets:
Cash and cash equivalents	91,454			74,115
Other non-earning assets	25,474			22,507
Total assets	$1,961,485			$1,661,804
Interest-bearing liabilities:
Interest-bearing demand and savings	$379,159	5,639	1.99	$387,770	3,450	1.19
Time deposits	866,889	20,035	3.09	687,933	9,290	1.80
Total deposits	1,246,048	25,674	2.75	1,075,703	12,740	1.58
Short-term borrowings	163,547	3,609	2.95	93,882	891	1.27
Subordinated debentures issued to capital trust	18,397	699	5.08	18,892	470	3.32
FHLB advances	206,673	5,812	3.76	203,784	4,157	2.72
Total interest-bearing liabilities	1,634,665	35,794	2.93	1,392,261	18,258	1.75
Non-interest-bearing liabilities:
Demand deposits	167,342			133,876
Other liabilities	11,600			8,009
Total liabilities	1,813,607			1,534,146
Stockholders' equity	147,878			127,658
Total liabilities and stockholders' equity	$1,961,485			$1,661,804
Net interest income:
Interest rate spread		$46,669	3.05%		$44,611	3.61%
Net interest margin*			3.38%			3.81%
Average interest-earning assets to average interest-bearing liabilities	112.8%			112.4%

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*Defined as the Company's net interest income divided by total interest-earning assets.

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